Exhibit 10.8

FIRST AMENDMENT

TO PURCHASE AND SALE CONTRACT

            THIS FIRST AMENDMENT TO PURCHASE AND SALE CONTRACT (this “First Amendment”) is entered into as of November 29, 2011 (the “Amendment Date”), by and between HCW Pension Real Estate Fund Limited Partnership, a Massachusetts limited partnership (“Seller”), and CDC-CARBONDALE, LLC, an Alabama limited liability company (“Purchaser”).

RECITALS

            A.        Seller and CAPSTONE DEVELOPMENT CORP., an Alabama corporation (“Original Purchaser”), entered into that certain Purchase and Sale Contract dated as of September 13, 2011, as assigned by Original Purchaser to Purchaser by that certain Assignment and Assumption of Purchase and Sale Contract dated as of November 29, 2011 (collectively, as assigned, the “Contract”) with respect to the sale of certain real property more particularly described in the Contract.  (Any capitalized term used, but not otherwise defined herein, shall have the meaning set forth in the Contract.)

            B.         Purchaser and Seller desire to enter into this Amendment for the purpose of modifying certain terms set forth in the Contract.

AGREEMENT

NOW, THEREFORE, in consideration of Contract, the covenants, premises, agreements, and conditions contained in this First Amendment, and for other good and valuable consideration, the receipt, sufficiency, and adequacy of which are acknowledged, Seller and Purchaser agree as follows:

1.                  Purchase Price.  Notwithstanding any provision in the Contract to the contrary, the Purchase Price shall be $10,300,000.00.

2.                  Prepayment Fees.  At Closing, Purchaser shall pay any and all yield maintenance fees, defeasance fees, prepayment fees or fees of a similar nature due in connection with the Loan Payoff (collectively, the “Prepayment Fee”) and shall deliver such amount(s) in the manner and at the time set forth for delivery of the balance of the Purchase Price in Section 2.2.3 of the Contract; provided, however, that Purchaser shall not be required to pay more than $900,000.00 for the Prepayment Fee.

3.                  Closing Date.  Section 5.1 of the Contract is hereby deleted in its entirety and replaced by the following provision:

“5.1 Closing Date.

1.                  The Closing shall occur on December 29, 2011 or on such earlier date as the parties may mutually agree (the “Closing Date”) through an escrow with Escrow Agent, whereby Seller, Purchaser and their attorneys need not be physically present at the Closing and may deliver documents by overnight air courier or other means.  Notwithstanding the foregoing to the contrary, Seller shall have the option, by delivering written notice to Purchaser, to extend the Closing Date to the last Business Day of the month in which the Closing Date otherwise would occur pursuant to the preceding sentence, in connection with Seller’s payment in full of the Note (the “Loan Payoff”).”

4.                  Release of Deposit to Seller.  By execution of this Amendment, Purchaser and Seller each hereby authorize the Escrow Agent to release the Initial Deposit and the Additional Deposit to Seller by wire of the same to Seller pursuant to the instructions attached hereto as Exhibit A.  Purchaser acknowledges and agrees that the Deposit is non-refundable except as otherwise expressly set forth in the Contract.

5.                  Ratification of Contract.  As amended hereby, the Contract is ratified and confirmed and continues in full force and effect.  In the event of any conflict between the Contract and this First Amendment, the terms and conditions of this First Amendment shall control.

6.                  Counterparts/Originals.  This First Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.  Electronically transmitted copies of executed counterparts of this First Amendment shall have the same force and effect as the originals.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered as of the date first above written.

Seller:

HCW Pension Real Estate Fund Limited Partnership, a Massachusetts limited partnership

By:       HCW GENERAL PARTNER, LIMITED PARTNERSHIP, a Texas limited partnership, its general partner

By:       IH, INC., a Delaware corporation,
                        its general partner

By: /s/Trent A. Johnson
            Name:  Trent A. Johnson
            Title:  Vice President

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            PURCHASER:

                                                                                    CDC-CARBONDALE, LLC,
an Alabama limited liability company

      By: Capstone Development Corp.,
            an Alabama corporation, its Manager

            By: /s/Michael A. Mouron
            Name:  Michael A. Mouron
            Title:  President